Exhibit 99.5

EXECUTION COPY

THIRD OMNIBUS AMENDMENT AND AGREEMENT

STATE OF NORTH CAROLINA

COUNTY OF BEAUFORT

This Omnibus Amendment and Agreement (this “Amendment”) is made and entered into as of this 28th day of May, 2008, by and among Brunswick Corporation, a Delaware corporation (“Brunswick”), Fountain Powerboat Industries, Inc., a Nevada corporation (“FPII”), Fountain Powerboats, Inc., a North Carolina corporation (the “Company”), and Reginald M. Fountain, Jr. (“RMF”).

WITNESSETH:

WHEREAS, the parties to this Amendment have heretofore entered into that certain Master Agreement, dated as of July 17, 2003, as amended by the Omnibus Amendment and Agreement dated as of September 13, 2005 (the “First Amendment”), the Second Omnibus Amendment and Agreement dated as of June 21, 2007 (the “Second Amendment”) and other agreements and instruments referenced therein;

WHEREAS, the parties desire to make additional changes to the Master Agreement and certain other agreements referenced therein;

WHEREAS, the parties have agreed to enter into this Amendment for the purpose of amending the Master Agreement and certain other agreements and instruments referenced therein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings set forth herein for the purpose of this Amendment and the transactions described herein:

1. “Engine Supply Agreement” shall mean the Engine Supply Agreement, dated as of July 17, 2003, among RMF, FPII, the Company and the Mercury Marine Division of Brunswick, as amended by the First Amendment and the Second Amendment.

2. “Master Agreement” shall mean the Master Agreement, dated as of July 17, 2003, between and among Brunswick, FPII, the Company, and RMF, as amended by the First Amendment and the Second Amendment.

3. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Master Agreement.

ARTICLE II

AMENDMENTS TO MASTER AGREEMENT

Effective upon execution hereof, the Master Agreement shall be automatically amended as provided herein, effective as of the date hereof. Except as amended hereby, the Master Agreement shall continue in full force and effect in accordance with its terms. The amendments to the Master Agreement are as follows:

1. Section 2.6 shall be amended in its entirety by deleting such section and inserting in lieu thereof the following:

2.6 Engine Supply Agreement. FPII and the Company will enter into the Engine Supply Agreement which will have a term ending on June 30, 2020.

2. Sections 2.7, 2.8, 2.9 (including 2.9.1 and 2.9.2) and 2.10 shall be deleted in their entirety, together with all defined terms that are defined in such deleted Sections. For the avoidance of doubt, such deletions shall include deleting language that was added to such sections of the Master Agreement by prior amendments of the Master Agreement.

ARTICLE III

AMENDMENT TO ENGINE SUPPLY AGREEMENT

Effective upon the execution hereof, the Engine Supply Agreement shall be automatically amended as provided herein, effective as of the date of such satisfaction. The amendments to the Engine Supply Agreement are as follows:

3. Section 1.1 of the Engine Supply Agreement shall be amended in its entirety by deleting such sections and inserting in lieu thereof the following:

1.1. The term (the “Term”) of this Agreement shall be from the date of this Agreement to June 30, 2020.

ARTICLE IV

REPRESENTATIONS

4. RMF, FPII and the Company, jointly and severally, represent and warrant to Brunswick that (a) the execution, delivery and performance by FPII and the Company, as applicable, of this Amendment have been duly authorized by all requisite corporate action on the part of FPII and the Company, (b) this Amendment has been duly executed and delivered by FPII and the Company, and (c) this Amendment constitutes FPII”s and the Company’s legal, valid and binding obligations, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

5. Brunswick represents and warrants to the RMF, FPII and the Company that (a) the execution, delivery and performance by Brunswick of this Amendment have been duly authorized by all requisite corporate action on the part of Brunswick, (b) this Amendment has been duly executed and delivered by Brunswick, and (c) this Amendment constitutes Brunswick’s legal, valid and binding obligations, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

ARTICLE V

APPLICABLE LAW; CHOICE OF FORUM

This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina. The parties agree that any suit, action or proceeding brought in connection with or arising out of this Amendment shall be brought solely in the Federal Courts of the Northern District of Illinois or, if such court lacks jurisdiction, in the State Court located in Lake County, Illinois. Any party may plead this section as a waiver of jurisdiction in any other court in which an action, suit or proceeding is brought.

ARTICLE VI

FURTHER ASSURANCES; REIMBURSEMENT OF EXPENSES

Brunswick, FPII, the Company and RMF will, at the reasonable request of any other party, execute and deliver to such other party all such further instruments, assignments, releases, terminations, assurances and other documents, and take all such actions as such other party may reasonably request, in connection with completing and confirming the actions agreed to in this Amendment. The Company or RMF shall reimburse Brunswick for all reasonable legal fees and other out-of-pocket expenses incurred by Brunswick in connection with the negotiation and drafting of this Amendment and the performance by Brunswick of any actions in order to effect the transactions contemplated herein.

ARTICLE VII

EXECUTION IN COUNTERPARTS

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and shall become binding when each of the parties hereto shall have executed and delivered a counterpart to this Amendment to each other party.

ARTICLE VIII

SEVERABILITY

If any provision of this Amendment shall be held invalid, illegal or unenforceable, such provision shall not affect or impair the validity, legality or enforceability of this Amendment or any of the other provisions hereof, and there shall be substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be entered into and signed, effective and delivered as of the date and year first above written.

BRUNSWICK CORPORATION

/s/ Mark D. Schwabero
By:	Mark D. Schwabero
Title:	Vice President, Brunswick Corporation, and President, Outboard Engine Business Unit

FOUNTAIN POWERBOAT INDUSTRIES, INC.

/s/ R. M. Fountain, Jr.
By:	Reginald M. Fountain, Jr.
Title:	Chairman & CEO

FOUNTAIN POWERBOATS, INC.

/s/ R. M. Fountain, Jr.
By:	Reginald M. Fountain, Jr.
Title:	Chairman & CEO

/s/ Reginald M. Fountain, Jr.	(SEAL)
Reginald M. Fountain, Jr.

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